Filed Pursuant to Rule 424(b)(3)
SEC File #333-271356

Prospectus Supplement
Dated April 2, 2024 (to Prospectus dated May 22, 2023)

1st FRANKLIN FINANCIAL CORPORATION

This Prospectus Supplement is part of, and should be read in conjunction with, the Prospectus dated May 22, 2023.

This Prospectus Supplement consists of the Company’s Current Report(s) on Form 8-K Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year filed with the Securities and Exchange Commission on March 29, 2024.